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                                                                    EXHIBIT 4.6

                               STOCK PURCHASE NOTE

$900,000.00                                                   September 29, 1994

          FOR VALUE RECEIVED, the undersigned, SHAMROCK INVESTMENTS, a California general partnership ("Maker"), hereby unconditionally promises to pay to the order of PHP HEALTHCARE CORPORATION, a Delaware corporation, or its successors or assigns ("Payee"), on or before September 29, 1999, ("Maturity Date") the principal sum of NINE HUNDRED THOUSAND DOLLARS ($900,000.00), or such other amount as at the time may be outstanding hereunder, TOGETHER WITH all accrued but unpaid interest thereon computed at the rate per annum set forth below and all unpaid expenses and fees connected herewith.

          Prior to the Maturity Date, the outstanding principal amount hereunder will bear interest, computed daily until paid, at a fixed rate per annum of 7.0%. Interest will be calculated, accrued and imposed on the basis of a 365-day year for the actual number of days elapsed.

          Prior to the Maturity Date, accrued interest hereunder (but not principal) will be due and payable annually in arrears on the 30th day of April, commencing on April 30, 1995. Payee is authorized to note or endorse the date and amount of each payment and prepayment of principal and/or interest hereunder on a schedule annexed to and constituting a part hereof. Such notations or endorsements, if made, will constitute PRIMA FACIE evidence of the information endorsed on such schedule, but the failure of Payee to make any such notation or endorsement will not limit or otherwise affect the obligations of Maker hereunder.

          At any time, upon two (2) business days written notice to Payee, Maker may prepay the outstanding principal balance hereunder in whole or in part without premium or penalty, except as otherwise provided herein. Payments and prepayments will be applied by Payee in the following order: (a) first to the payment of any fees and charges due hereunder, (b) then to any obligations of Maker for the payment of expenses due hereunder, (c) then to the payment of interest due and owing hereunder, (d) then to the principal indebtedness due hereunder, and (e) then to any other indebtedness of Maker to Payee.

          All payments of principal, interest (including any default interest), fees and any other amounts due hereunder, including any prepayments thereof, must be made by Maker to Payee in immediately available funds on or before twelve o'clock (12:00) noon on the due date therefor at the principal office of Payee at 11440 Commerce Park Drive, Reston, Virginia 22091, Attention: Anthony
M. Picini, Vice President, Finance, or at such other place as the Payee or any other holder of this Note may at any time or from time to time designate in writing to Maker.

          Whenever any payment to be made hereunder is due on a day that is not a business day (I.E., any day other than a Saturday, Sunday or legal public holiday), such payment may be made on the next succeeding business day, and such extension of time will be included


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in the computation of interest hereunder. Any funds received by Payee after
12:00 noon on any day will be deemed to be received on the next succeeding business day.

          Upon the occurrence and during the existence of a default hereunder (including, without limitation, failure or refusal by Maker to deliver payment of the outstanding balance plus interest on the Maturity Date), Maker hereby agrees (to the maximum extent not prohibited by applicable law) to pay to Payee interest on any indebtedness outstanding hereunder at the rate of three percent (3.0%) per annum in excess of the rate then otherwise applicable to such indebtedness.

          If, after a default hereunder, counsel is employed to collect the indebtedness evidenced hereby or to protect the security hereof, Maker agrees to pay Payee (to the maximum extent not prohibited by applicable law) reasonable attorneys' fees and all other costs and expenses incurred in connection with such collection.

          Maker hereby waives diligence, presentment, protest, demand for payment, notice of protest and non-payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default, acceleration or enforcement of this Note. No delay on the part of Payee in exercising any power or right hereunder will operate as a waiver thereof nor will any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. This Note is binding on Maker and its successors and assigns. If any term or provision of this Note is held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof will in no way be affected thereby.


          Nothing contained in this Note will require Maker to pay interest at a rate prohibited by applicable law. If interest payable to Payee on any date would be in a prohibited amount, such interest will be automatically reduced to an amount that is not prohibited and interest for subsequent periods, to the extent not prohibited, will be increased by the amount of such reduction until payment of the full amount of each such reduction. Any prohibited amount previously paid will be credited towards reduction of the outstanding principal balance.

          MAKER AND PAYEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR
ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF MAKER OR PAYEE. MAKER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION, THAT IT HAS BEEN ADVISED BY LEGAL COUNSEL IN CONNECTION HEREWITH, AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEE ENTERING INTO THE STOCK PURCHASE AGREEMENT (THE "STOCK PURCHASE AGREEMENT") BY AND BETWEEN MAKER AND PAYEE, AND THE
PLEDGE AND SECURITY AGREEMENT (THE "PLEDGE AND SECURITY AGREEMENT") BY AND AMONG MAKER, PAYEE AND CERTAIN OTHER PARTIES, EACH DATED AS OF THE DATE HEREOF.

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          ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN
CONNECTION WITH, THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF MAKER OR PAYEE WILL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF VIRGINIA OR IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF VIRGINIA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT HEREOF AGAINST MAKER MAY BE BROUGHT, AT PAYEE'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE PAYEE MAY OTHERWISE OBTAIN PERSONAL JURISDICTION OVER MAKER. MAKER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF VIRGINIA AND OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF VIRGINIA FOR THE PURPOSE OF ANY SUCH LITIGATION ASSET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. MAKER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF
VIRGINIA. MAKER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT MAKER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, MAKER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS SECURED OBLIGATIONS UNDER THIS NOTE.

          This Note is the "Shamrock Note" referred to in, and arises out of, the Stock Purchase Agreement, and the timely repayment hereof in accordance with the terms hereof is secured by the Pledge and Security Agreement. Upon and at any time after the occurrence of any breach or default hereunder or under the Stock Purchase Agreement or the Pledge and Security Agreement, at the election of Payee, Payee may declare the entire unpaid balance of all indebtedness hereunder (including, principal, interest and fees) to be immediately due and payable. Payee is entitled to the rights and benefits of the Stock Purchase Agreement and the Pledge and Security Agreement.

          THE RIGHTS OF PAYEE TO RECEIVE PAYMENT PURSUANT TO THIS NOTE ARE SUBJECT TO THE RIGHTS OF MAKER TO SET OFF AGAINST ANY AMOUNTS THEN DUE AND PAYABLE HEREUNDER ANY OTHER AMOUNTS THEN DUE AND PAYABLE BY MAKER TO PAYEE (OR TO CHARLES P. REILLY OR MICHAEL E. GALLAGHER, PARTNERS OF MAKER, TO THE EXTENT THAT PAYEE SHALL HAVE PURCHASED SUCH DEBT FROM THEM), PROVIDED THAT PAYEE SHALL HAVE FIRST GIVEN MAKER WRITTEN NOTICE OF ITS INTENT TO EXERCISE SUCH SET OFF RIGHT.

          Payee, its successors or assigns, may assign at any time all or a part of its rights hereunder without the consent of Maker.

          This Note shall be governed by and construed under the laws of the State of Virginia without giving effect to conflicts of laws principles.


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          IN WITNESS WHEREOF, Maker has caused this Note to be executed in its name and on its behalf on the day and year first written above.


WITNESS/ATTEST:                         SHAMROCK INVESTMENTS, Maker


/s/ Michael E. Gallagher                By:   /s/ Charles P. Reilly
--------------------------                   --------------------------------
Name:  Michael E. Gallagher                  Name:  Charles P. Reilly
Title:  General Partner                      Title:  Managing General Partner


BEING ALL OF THE GENERAL PARTNERS OF SHAMROCK INVESTMENTS, A CALIFORNIA GENERAL PARTNERSHIP ("MAKER"), EACH INDIVIDUAL BELOW HEREBY RATIFIES, CONFIRMS AND APPROVES THE INDEBTEDNESS REPRESENTED HEREBY AND HEREBY REPRESENTS AND WARRANTS TO PHP HEALTHCARE CORPORATION THAT ALL NECESSARY ACTIONS HAVE BEEN TAKEN AND APPROVALS RECEIVED IN ORDER FOR THE INDEBTEDNESS REPRESENTED BY THIS NOTE TO BE THE LEGAL, VALID AND ENFORCEABLE INDEBTEDNESS OF THE MAKER.


/s/ Charles P. Reilly
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Charles P. Reilly, General Partner



/s/ Michael E. Gallagher
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Michael E. Gallagher, General Partner